Exhibit 4.9

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of May 30, 2008, among RYERSON INC., a Delaware corporation and successor by merger to RHOMBUS MERGER CORPORATION, a Delaware corporation, with and into RYERSON INC. (the “Issuer”), the Guarantors (as that term is defined in the Indenture) and Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 19, 2007, providing for the issuance of the Issuer’s 12% Senior Secured Notes due 2015 and Floating Rate Senior Secured Notes due 2014 (the “Notes”), initially in the aggregate principal amount of $575,000,000;

WHEREAS pursuant to Section 4.10 of the Indenture, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply Net Cash Proceeds of an Asset Sale, within 360 days after the receipt of such Net Cash Proceeds, to, among other things, acquire assets or Capital Interests, or make capital expenditures in or that are used or useful in a Permitted Business or make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of the Indenture, or to the extent such Net Cash Proceeds constitute proceeds from the sale of ABL Collateral, repay Debt under the Credit Agreement, in accordance with the provisions of such Section 4.10;

WHEREAS Section 4.10 of the Indenture provides that the Net Cash Proceeds of an Asset Sale involving the disposition of Notes Collateral shall be paid directly by the purchaser of the Collateral to the Collateral Agent for deposit into the Collateral Account;

WHEREAS the definition of Trust Monies under the Indenture includes Net Cash Proceeds of an Asset Sale;

WHEREAS, pursuant to Section 4.10 of the Indenture, the Issuer may apply Net Cash Proceeds of an Asset Sale that constitutes a sale of Collateral, within the period provided for in such Section, to temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture;

WHEREAS, pursuant to Section 4.10 of the Indenture, the Issuer may also use up to $75.0 million from the proceeds from the sale of Notes Collateral that is real property in accordance with the provisions of clause (xv) of the second paragraph of Section 4.7 of the Indenture;

WHEREAS the limitations of Article XI of the Indenture are inconsistent with the permitted uses of Net Cash Proceeds of an Asset Sale under Section 4.10 of the Indenture and with the permitted temporary uses of such Net Cash Proceeds under such Section;

WHEREAS, such inconsistencies may prevent the Issuer from using and applying Net Cash Proceeds of Asset Sales in ways expressly permitted by the provisions of the Indenture relating to Asset Sales because Article XI of the Indenture, relating to Trust Monies and the Collateral Account into which Trust Monies are deposited, does not expressly permit the Issuer to request the withdrawal of Trust Monies for such uses and applications;

WHEREAS, the Issuer has determined that such inconsistencies constitute mistakes, defects and inconsistencies within the meaning of Section 9.1(8) of the Indenture;

WHEREAS Section 9.1 of the Indenture permits the Issuer, the Guarantors and the Trustee to enter into one or more indentures supplemental to the Indenture to cure, among other things, any defects, mistakes and inconsistencies;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors and the Trustee mutually covenant and agree as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. (a) Amendment to Section 4.10. Section 4.10 is amended by changing the words “Article X” appearing at the end of the fourth paragraph thereof to the words “applicable provisions of Articles X and XI.”

(b) Amendment to Section 11.4. The caption to and introductory paragraph of Section 11.4 of the Indenture shall be amended and restated as follows:

“Withdrawal of Trust Monies for Investment in Replacement Assets and for Certain Other Purposes.

In the event the Issuer intends to reinvest or use Net Cash Proceeds of an Asset Sale (“Released Trust Monies”) (i) to purchase other long-term assets that constitute Collateral and become subject to the Lien of this Indenture or (ii) in any other manner permitted under Section 4.10 of this Indenture (including to repay Debt under the Credit Agreement, to make capital expenditures, or expenditures for maintenance, repair or improvement of properties and assets, or to acquire other assets or Capital Interests, all as provided in such Section 4.10) (such replacement assets, assets represented by such capital or other expenditures, Capital Interests and other assets so acquired being referred to as “Replacement Assets”), or to reduce revolving credit borrowings or otherwise invest Net Cash Proceeds as provided in Section 4.10, or to use proceeds in accordance with the applicable provisions of Section 4.7 of the Indenture), such Net Cash Proceeds constituting Trust Monies may be withdrawn by the Issuer and shall be paid by the Collateral Agent to the Issuer upon a notice to the Trustee and upon receipt by the Trustee and the Collateral Agent, in the case of an investment in Replacement Assets, of the documents and items specified in paragraphs (a) through (f) below, and, in the case of a use of Net Cash Proceeds to repay Debt under the Credit Agreement, to reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in accordance with such Section 4.10 or to use such proceeds in accordance with the applicable provisions of such Section 4.7, a direction by the Issuer specifying such use and an Officers’ Certificate and Opinion of Counsel to the effect that such use conforms to the requirements of this Indenture and that all conditions precedent herein provided for or relating to such application of Trust Monies have been complied with.”

(c) Amendment to Section 11.6. Section 11.6 of the Indenture is amended by adding to the introductory paragraph thereof, after the words “Replacement Assets”, the words “or to any of the other applications or uses permitted by the introductory paragraph of Section 11.4,”.

3. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE NOTE GUARANTEES. The parties to this Supplemental Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Note Guarantees, this Supplemental Indenture or the Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and Guarantors and not those of the Trustee, and the Trustee assumes no responsibility for their correctness.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

8. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

RYERSON INC.

By:	/s/ Terence R. Rogers
Name:	Terence R. Rogers
Title:	Executive Vice President and Chief Financial Officer

JOSEPH T. RYERSON & SON, INC.

By:	/s/ Laurie H. Beaudet
Name	Laurie H. Beaudet
Title:	Assistant Treasurer

J.M. TULL METALS COMPANY, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON PROCUREMENT CORPORATION

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON AMERICAS, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RDM HOLDINGS, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RCJV HOLDINGS, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON INTERNATIONAL, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON (CHINA) LIMITED

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON INTERNATIONAL MATERIAL MANAGEMENT SERVICES, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON INTERNATIONAL TRADING, INC.

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

RYERSON PAN-PACIFIC LLC

By:	/s/ Laurie H. Beaudet
Name:	Laurie H. Beaudet
Title:	Assistant Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President